# Individual Deferred Variable Annuity Application

POLARIS
FOR THOSE WHO WANT MORE

**US Life**

**The United States Life Insurance Company in the City of New York**

**Annuity Service Center**
1050 North Western Street
Amarillo, TX 79106-7011
↑1

**Regular Mail**
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357

without checks:
P.O. Box 15570
Amarillo, TX 79105-5570
↑1

**Overnight Mail**
with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750

without checks:
1050 North Western
Amarillo, TX 79106-7011
↑1

[☎ 1-800-445-7862]
↑1

*Consult with your financial advisor to determine if your elections and investment options are appropriate for you. The prospectus and/or your financial advisor can provide further information about elections, including availability, maximum issue age and the additional fee associated with each Benefit Election.*

[*The* ➡ *indicates a required response.* **Please print or type.**] ←1

## 1 Product Selection *(Solicitation state indicates the state in which this Application is signed.)*

| **[Product Name (Share Class)]** ←2 | **Solicitation State** |
|---|---|
| [Polaris Platinum III (B)] ←2 | *[(Enter two-character state code)* ] NY ←2 |

## ➡ 2 Owner(s) Information [*Select one of the following Owner Types and complete this section in its entirety.*

Owner Type: ☐ Individual ☐ Trust/ Trust Date ____________ ☐ Custodian ☐ Other ________________

*Not all entity-owned contracts will be accepted; contact the Annuity Service Center prior to submitting this Application.]* ←3

Name________________________________________________ ☐ Male ☐ Female

Address ________________________City__________________State_____ZIP_________

Birth Date __________ SSN/TIN____________Phone_____________Email________________

**Joint Owner** (if applicable)

Name:________________________________________________ ☐ Male ☐ Female

Address ________________________City__________________State_____ZIP_________

Birth Date __________SSN/TIN__________Relationship to Owner__________Phone____________

## ➡ 3 Annuitant(s) Information [☐ **Same as Owner** *(Complete only if different from Owner)]* ←3

Name________________________________________________ ☐ Male ☐ Female

Address ________________________City__________________State_____ZIP_________

Birth Date __________ SSN____________Phone _____________Email________________

**Joint Annuitant** (if applicable)

Name________________________________________________ ☐ Male ☐ Female

Address ________________________City__________________State_____ZIP_________

Birth Date__________ SSN ____________Phone _____________

USLA-579 (5/19)

Page 2 of 8

## 4 Beneficiary Information

**Joint Owners (Joint Annuitants, if contract is non-naturally owned) shall be each other's sole primary beneficiary and any other beneficiary listed will be designated as "contingent."**

- If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as "primary."
- Multiple beneficiaries will share the death benefit equally, unless otherwise specified and percentages must total 100%.
- For non-naturally owned contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.
- If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

**Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here.**

1. Beneficiary Name ____________________

❑ Primary ❑ Contingent

Address ____________ City ____________ State ____ Zip ________ Relationship ________

Beneficiary %________ SSN/TIN ________________ Phone ________________

Birth/Trust Date ________________ Email ________________ ❑ Male ❑ Female

2. Beneficiary Name ____________________

❑ Primary ❑ Contingent

6→ Address ____________ City ____________ State ____ Zip ________ Relationship ________

Beneficiary %________ SSN/TIN ________________ Phone ________________

Birth/Trust Date ________________ Email ________________ ❑ Male ❑ Female

6→ [❑ Check this box if providing additional beneficiaries on the [Additional Beneficiary Information] ←4 form or a separate sheet signed by the Owner.]

## 5 Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment amounts.

| Contract Type (new product)<br>Select one Contract Type below. | Source of Funds<br>Indicate source of funds and amount of initial Purchase Payment below. | |
|---|---|---|
| ❑ Non-qualified | ❑ Amount enclosed | $_______ |
| ❑ IRA | ❑ 1035 Exchange** | $_______ |
| ❑ Roth IRA | ❑ Transfer** | $_______ |
| ❑ SEP | ❑ Rollover** | $_______ |
| ❑ Inherited Non-qualified Annuity* | ❑ IRA Contribution/IRA Tax Year _______ | $_______ |
| ❑ Inherited IRA* | ❑ Funds coming direct | $_______ |
| *Not available with Living Benefit election | ❑ Other_________ | |
| 7↑ | **Complete/submit [Request for Transfer-Exchange form] ←4 with this Application, unless you check the box next to "Funds coming direct" above. | |

7a→ ←7

USLA-579 (5/19)

Page 3 of 8

8d→

## 6 Benefit Elections

[6(a)]. ←5 Optional Living Benefit Elections: You MUST complete I or II below

I. ❑ I am NOT electing a Living Benefit (proceed to [6(b)] ←5 below)

II. If electing a Living Benefit, you must make choices under **one** of the Living Benefit Elections below.

←8a

| Living Benefit Elections (Select [Feature, Number of Lives and Income Option]) | | |
|---|---|---|
| ***Refer to the rate sheet prospectus supplement for all Maximum Annual Withdrawal Percentage and Protected Income Payment Percentage rates. Refer to the prospectus for fees applicable to each Living Benefit.*** | | |
| **Select One Feature** ➡ (minimum issue age is 45) | ❒ [Polaris Income Plus Daily Flex] 8a ↑ | ❒ [Polaris Income Plus Flex] 8a ↑ |
| **Select Number of Lives** ➡ | 8a→ [❒One Covered Person *or* ❒Two Covered Persons*] | |
| **Select One Income Option** ➡ | 8a→ [❒ Option 1 ❒ Option 2 ❒ Option 3] | |

Covered Person(s) are the Owner(s)/Annuitant(s) named on Page 1. If selecting Two Covered Persons and only one Owner/Annuitant is named on Page 1, the second Covered Person is the spousal beneficiary named under Section 4.

8b→ *If there are Joint Owners on Page 1 and you are selecting One Covered Person above, the older Joint Owner is automatically the sole Covered Person unless you check the box below:*

❒ The younger Joint Owner named on Page 1 is the sole Covered Person

***Two Covered Persons must be each other's spouse and sole primary beneficiary. You must complete the primary Beneficiary Information for your spouse including the SSN and date of birth in Section 4.***

[6(c)]. ←5 **[Death Benefit Election:** A selection must be made below for this application to be in good order.

[❑ [Return of Purchase Payment (ROP)] *[(Separate Account Charge: [1.15%])]*]

[❑ [Maximum Anniversary Value (MAV)] *[(Separate Account Charge: [1.40%])]*] ←8c

[❑ [Contract Value] *[(Separate Account Charge: [1.00%])]*]] ←8c

## 7 Investment Options / Optional Programs

**Initial Purchase Payment:** *If a Living Benefit was elected above, we automatically allocate* 9→ ***[10%]*** *of your initial Purchase Payment to the Secure Value Account (SVA), which provides a* 9→ *[1-Year] Guarantee Period.*

**Automatic Asset Rebalancing:** *If a Living Benefit was elected above, we rebalance your investment option(s) quarterly to the portfolios you select. We do not include the Secure Value Account in rebalancing.*

9b→

| | |
|---|---|
| If you elected [**Polaris Income Plus Daily Flex**] ←8a | Select your investment options in Section [7(a)] ←5 below [or complete the "Build-Your-Own Allocation" section of the Investment Option Election Form, which must then be attached to this Application]. ←9a |
| If you elected the [**Polaris Income Plus Flex**] 8a↑ | Select your investment options in Section [7(b)] ←5 below. |
| If you are **not** electing a Living Benefit | Skip 7(a) [and 7(b)] ←5 below and complete the Investment Option Election Form, which must be attached to this Application. |

9a→

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## 7(a). [Polaris Income Daily Flex] ←8a – Investment Options

**Investment Options** (Invest in one or more of the portfolios below)

- *[Indicate your investment choice(s) in for [90%]←10 of your initial Purchase Payment below under the **Payment Allocation** column.*
- *To gradually invest using a DCA Account, check a box below to allocate [90%]←10 of your initial Purchase Payment to either the 6-Month or 1-Year DCA Account and choose your **DCA Target Allocation(s)** under the DCA Target Allocation column. Use whole percentages only.]*←10

| | Payment Allocation | |
|---|---|---|
| **[Automatic Secure Value Account Allocation]** ←10 | | |
| Secure Value Account | [ 10 %]←10 | |
| **[DCA Account Options]** ←10 | | |
| [6-Month DCA Account] [(90% allocation)] ←10 | [☐ (DCA Target Allocation Below)] ←10 | |
| 10→ [1-Year DCA Account ] [(90% allocation)] ←10 | [☐ (DCA Target Allocation Below)] ←10 | |
| | | **DCA Target Allocation** |
| **[Index Fund-of-Funds]** ←10 | | |
| [SA Global Index Allocation 60/40 Portfolio] | _____ % | _____ % |
| [SA Global Index Allocation 75/25 Portfolio] | _____ % | _____ % |
| [SA Global Index Allocation 90/10 Portfolio] | _____ % | _____ % |
| [SA Index Allocation 60/40 Portfolio] | _____ % | _____ % |
| [SA Index Allocation 80/20 Portfolio] | _____ % | _____ % |
| [SA Index Allocation 90/10 Portfolio] | _____ % | _____ % |
| **[Asset Allocation Portfolios]** ←10 | | |
| [SA American Funds Asset Allocation Portfolio] | _____ % | _____ % |
| [SA Edge Asset Allocation Portfolio] | _____ % | _____ % |
| [SA Goldman Sachs Multi-Asset Insights Portfolio] | _____ % | _____ % |
| [SA Putnam Asset Allocation Diversified Growth Portfolio] | _____ % | _____ % |
| [SA JPMorgan Balanced Portfolio] | _____ % | _____ % |
| [SA BlackRock Multi-Asset Income Portfolio] | _____ % | _____ % |
| [SA Legg Mason Tactical Opportunities Portfolio] | _____ % | _____ % |
| [SA T. Rowe Price Asset Allocation Growth Portfolio] | _____ % | _____ % |
| [SA MFS Total Return Portfolio] | _____ % | _____ % |
| [SA Wellington Multi-Asset Income Portfolio] | _____ % | _____ % |
| **[Actively Managed Fund-of-Funds]** ←10 | | |
| [SA Allocation Balanced Portfolio] | _____ % | _____ % |
| [SA Allocation Moderate Portfolio] | _____ % | _____ % |
| [SA Allocation Moderate Growth Portfolio] | _____ % | _____ % |
| [SA Allocation Growth Portfolio] | _____ % | _____ % |
| **[Volatility Control Portfolios]** ←10 | | |
| [SA VCP Dynamic Allocation Portfolio] | _____ % | _____ % |
| [SA VCP Dynamic Strategy Portfolio] | _____ % | _____ % |
| [SA BlackRock VCP Global Multi Asset Portfolio] | _____ % | _____ % |
| [SA Schroders VCP Global Allocation Portfolio] | _____ % | _____ % |
| [SA T. Rowe Price VCP Balanced Portfolio] | _____ % | _____ % |
| [SA American Funds VCP Managed Asset Allocation Portfolio] | _____ % | _____ % |
| [SA PIMCO VCP Tactical Balanced Portfolio ] | _____ % | _____ % |
| [SA Invesco VCP Equity-Income Portfolio ] | _____ % | _____ % |
| [SA VCP Index Allocation Portfolio] | _____ % | _____ % |
| **Final Total of all columns must equal 100%** | 100 % | 100 % |

USLA-579 (5/19)

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## 7(b). [Polaris Income Plus Flex] ←8a – Investment Options

**Investment Options** (Invest in one or more of the portfolios below)

- *[Indicate your investment choice(s) in for [90%]←11 of your initial Purchase Payment below under the **Payment Allocation** column.*
- *To gradually invest using a DCA Account, check a box below to allocate [90%]←11 of your initial Purchase Payment to either the 6-Month or 1-Year DCA Account and choose your **DCA Target Allocation(s)** under the DCA Target Allocation column. Use whole percentages only.]←11*

| | Payment Allocation | DCA Target Allocation |
|---|---|---|
| **[Automatic Secure Value Account Allocation]** ←11 | | |
| [Secure Value Account] | [ 10 %]←11 | |
| **[DCA Account Options]** ←11 | | |
| [6-Month DCA Account] [(90% allocation)] ←11 | [☐ (DCA Target Allocation below)] ←11 | |
| [1-Year DCA Account] [(90% allocation)] ←11 | [☐ (DCA Target Allocation below)] ←11 | |
| **[Fund-of-Funds with Volatility Control]** ←11 *[Invest up to [90%] ←11 Payment Allocation ([100%] ←11of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.]* ←11 | | |
| 11→ [SA VCP Dynamic Allocation Portfolio] | _____ % | _____ % |
| [SA VCP Dynamic Strategy Portfolio] | _____ % | _____ % |
| [SA VCP Index Allocation Portfolio] | _____ % | _____ % |
| **[Single-Manager Volatility Control Portfolios]** ←11 *[Invest up to [50%]←11 Payment Allocation ([55%]←11 of your DCA Target Allocation) of your initial Purchase Payment in each of the following funds; with a maximum of [90%]←11 total ([100%]←11 of your DCA Target Allocation) in any combination of the following portfolios.]* ←11 | | |
| [SA American Funds VCP Managed Asset Allocation Portfolio] | _____ % | _____ % |
| [SA BlackRock VCP Global Multi Asset Portfolio] | _____ % | _____ % |
| [SA Schroders VCP Global Allocation Portfolio] | _____ % | _____ % |
| [SA T. Rowe Price VCP Balanced Portfolio] | _____ % | _____ % |
| [SA PIMCO VCP Tactical Balanced Portfolio] | _____ % | _____ % |
| [SA Invesco VCP Equity-Income Portfolio] | _____ % | _____ % |
| **[Fixed Income Portfolios]** ←11 *[Invest up to [90%]←11 Payment Allocation ([100%] ←11 of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.]* ←11 | | |
| [SA Federated Corporate Bond Portfolio] | _____ % | _____ % |
| [SA Goldman Sachs Global Bond Portfolio] | _____ % | _____ % |
| [SA Fixed Income Index Portfolio] | _____ % | _____ % |
| [SA Fixed Income Intermediate Index Portfolio] | _____ % | _____ % |
| [Goldman Sachs VIT Government Money Market Fund] | _____ % | _____ % |
| [SA Wellington Government and Quality Bond Portfolio] | _____ % | _____ % |
| [SA Wellington Real Return Portfolio] | _____ % | _____ % |
| [SA JPMorgan MFS Core Bond Portfolio] | _____ % | _____ % |
| [SA DFA Ultra Short Bond Portfolio] | _____ % | _____ % |
| **Final Total of all columns must equal 100%** | 100 % | 100 % |

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## 7 Investment Options / Optional Programs *(continued)*

**[7(c)]. ←5Optional Programs**

❑ **Systematic Withdrawal:** Include the Systematic Withdrawal form with this Application.

[❑ **Automatic Asset Rebalancing*:** I request the investment option(s) referenced in 7(a)[, 7(b) above] ←11 or designated in the Investment Option Election Form to be rebalanced at the frequency selected below (select only one).

❑ Quarterly** ❑ Semiannually ❑ Annually

** If a DCA Account was selected, we use the DCA Target Allocation indicated for Automatic Asset Rebalancing instructions, unless separate Asset Allocation Rebalancing instructions are provided and included with this Application.*

*** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly.]* ←12

**[7(d)]. ←5Electronic Transaction**

❑ **Yes** ❑ **No** **Electronic Transaction Authorization**

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized financial advisor and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.

The United States Life Insurance Company in the City of New York ("the Company") and its affiliates and their directors, trustees, officers, employees, representatives, and/or financial advisors will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss.

The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. **If no selection is made above, the Company will assume that you do not authorize electronic requests.**

**[7(e)]. ←5 Electronic Delivery Authorization**

❑ **Yes** ❑ **No** **Electronic Delivery Consent:** I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

- Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds);
- Account documents (periodic statements and confirmations);
- Policy Forms (annuity contract and applicable endorsements and riders);
- Tax forms; and
- Annuity related correspondence (privacy notice and other notices to customers).

13→ I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—by email or by email notice of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

- There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
- I must notify Company promptly when my e-mail address changes.
- I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.
- The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.
- For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)
- This consent is effective until further notice by the Company or until I revoke it.

1→ Please call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

*Email address: ______________________________________________

*Custodially owned contracts: Please provide the annuitant's email address. Other non-natural owners (such as trusts): Please provide the email address of the authorizing signatory.

USLA-579 (5/19)

Page 7 of 8 8 Acknowledgements and Signature(s) 8(a). Replacement ï± Yes ï± No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.) ï± Yes ï± No Is the purchase of this annuity intended to replace, terminate, or change the value of any existing life insurance policies or annuity contracts? (Must check either Yes or No) Please provide the replacement information on the required forms, which can be obtained from your financial advisor and include them with this Application. 8(b) . Acknowledgement of Owner(s) I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following: 14ï,® ï,· I have received and read the [Buyer’s Guide for Deferred Annuities]. ï,· I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable investment options, for this variable annuity and have read it carefully. ï,· I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. ï,· If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. [ 14ï,® ï,· The 1-Year Fixed Account Option is not available for investment while a Living Benefit is attached to the Contract.] [ 14ï,® ï,· If my investment choices were included on the Investment Option Election Form, my signature below indicates that I am providing the Investment Option Election Form with this Application.] 8(c) Signature(s) Owner’s signature Date Joint owner’s signature (if applicable) Date 9 Financial Advisor Information and Signature(s) 9(a). Replacement ï± Yes ï± No Do you have reason to believe that the owner has any existing life insurance policies or annuity contracts? ï± Yes ï± No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? 9(b). Acknowledgements I certify that the Application was signed and dated by the owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the owner. Further, by signing below, I certify: ï,· I have instructed the owner to answer the questions in Section [8(a)] appropriately. I am providing the replacement information on the required forms, and including them with this application, when applicable. 14ï,® ï,· I have delivered a [Buyer’s Guide for Deferred Annuities] to the owner. ï,· I have reviewed the owner’s financial situation and needs, including the financial resources used for the funding of the policy and the owner’s financial time horizon, including duration of existing liabilities and obligations, and have determined that the owner has the financial ability to meet the financial commitments under the policy. USLA-579 (5/19)

Page 8 of 8

- It is my reasonable belief that based on the information the owner provided and based on all the circumstances known to me at the time the recommendation was made, the annuity being applied for, based on my recommendation, meets the owner(s)' insurance needs and/or financial objectives.
- I have informed the owner of various features of the policy and potential consequences of the sales transaction, both advantages and disadvantages, and the basis of the recommendation. I represent that I have delivered the appropriate product prospectuses and any supplements for the variable annuity and other related materials such as the compensation information regarding the manner in which I am compensated for the sale and servicing of this product, and have used only current, carrier-approved sales material.
- My recommendation was made with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use under the circumstances prevailing.
- I understand that I must act in the best interest of the owner. I only considered the interests of the owner when making the recommendation to purchase this annuity. I may receive a commission from, or have another financial interest in, the recommended transaction. However, my recommendation is based solely on the owner's financial interests.
- I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation.

1. Financial Advisor's signature_______________

Financial Advisor's name [(please print)]__←15a_______________

Address _______________ City_______________

State______ZIP__________Phone _______________ Financial Advisor ID number _______________

Email _______________ Broker / Dealer firm name_______________

[SSN (1st 5 digits **ONLY**)- ______________] ←15a

[2. Financial Advisor's signature_______________

Financial Advisor's name [(please print)]__←15a_______________

Address _______________ City_______________

State______ZIP__________Phone _______________ Financial Advisor ID number _______________

Email _______________ Broker / Dealer firm name_______________

[SSN (1st 5 digits **ONLY**)- ______________] ←15a

15→ 3. Financial Advisor's signature_______________

Financial Advisor's name [(please print)]__←15a_______________

Address _______________ City_______________

State______ZIP__________Phone _______________ Financial Advisor ID number _______________

Email _______________ Broker / Dealer firm name_______________

[SSN (1st 5 digits **ONLY**)- ______________] ←15a]

16→ [**For financial advisor use only.** Not all options are available; contact your home office with any questions.

❑ Option 1 ❑ Option 2 ❑ Option 3 ❑ Option 4 ❑ Option 5 ❑ Option 6 ❑ Option 7 ❑ Option 8 ❑ Option 9 ❑ Option 10]

15→ [**Financial Advisor 1______% Financial Advisor 2______% Financial Advisor 3______%**

**Note:** *If there are more than* 15→*[three] financial advisors, include the information required above, including applicable percentages (must total 100%) among all financial advisors, on a separate document for the remaining financial advisor(s) and submit with this Application.*]

USLA-579 (5/19)